Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in:
a.Registration Statement (Form S-8 No. 333-123767) pertaining to The Davey Tree Expert Company 2004 Omnibus Stock Plan;
b.Registration Statements (Form S-8 No. 333-172738, Form S-8 No. 333-187205, Form S-8 No. 333-203865, Form S-8 No. 333-211465, Form S-8 No. 333-259875, and Form S-8 No. 333-282427) pertaining to The Davey 401KSOP and ESOP;
c.Registration Statement (Form S-8 No. 333-196224) pertaining to The Davey Tree Expert Company 2014 Omnibus Stock Plan; and
d.Registration Statement (Form S-8 No. 333-279678) pertaining to The Davey Tree Expert Company 2024 Omnibus Stock Plan, which supersedes the previous 2004 and 2014 Omnibus Stock Plans.f our reports dated of our report dated March 9, 2026, relating to the financial statements of The Davey Tree Expert Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
March 9, 2026